EXHIBIT 99.6(a)

Pacific Mutual's Articles of Incorporation

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ARTICLES OF INCORPORATION


of

PACIFIC MUTUAL LIFE INSURANCE COMPANY



ONE:  The name of this corporation is

PACIFIC MUTUAL LIFE INSURANCE COMPANY.

TWO:  The purposes for which this corporation is formed are:

(a) To transact the business of life insurance, including insurance upon the lives of persons or appertaining thereto, and the granting, purchasing and/or disposing of annuities; to transact the business of disability insurance, including insurance appertaining to injury, disablement or death resulting to the insured from accidents, and appertaining to disablements resulting to the insured from sickness.

(b) To issue its policies and contracts of insurance upon a legal reserve basis, including, but not limited to, participating insurance policies and contracts.

(c) To purchase, take in exchange, or by gift or otherwise, hold, own, maintain, work, develop, subdivide, improve, sell, convey, encumber by mortgage, deed of trust or otherwise, lease or otherwise acquire and dispose of, real and/or personal property and any interest or right therein as provided by law; to acquire, hold, erect, remodel, repair, operate, maintain, lease and sell buildings of any and every kind and description as provided by law.

(d) To lend or borrow money and incur indebtedness as provided by law, to issue bonds, debentures, coupons, notes and other negotiable or non-negotiable instruments and/or securities, and to secure the same by mortgage, pledge, deed of trust or otherwise as provided by law.

(e) To acquire the capital stock of other corporations, or any other property, rights or franchise as provided by law; to hold, purchase or otherwise acquire, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of shares of the capital sock of other evidences of indebtedness created by any other corporation, or any other property rights or franchises as provided by law; to aid in any manner any corporation whose stock, bonds, or other obligations are held or are guaranteed in any manner by the corporation hereby created, and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations as provided by law; and while the owner of any stock of other corporations to exercise all of the rights and privileges of such ownership, including the right to vote thereon, to the same extent as a natural person might or could do as provided by law.

(f) To acquire all or any part of the assets of any other corporation authorized to transact an insurance
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business, either from such corporation directly or from its conservator, liquidator or receiver, and in connection with such acquisition to reinsure or assume any or all of the obligations of such corporation to its policyholders or other creditors and to execute such agreements with, or in favor of such corporation, its conservator, liquidator or receiver, or its policyholders, creditors or stockholders, as may be approved by the board of directors of this corporation.

(g) Generally to carry on any other business necessarily or impliedly incidental to or in any way connected with the foregoing purposes, or any of them; to have and exercise all of the powers conferred by the laws of the State of California upon corporations; to do any or all of the things hereinbefore set forth, either as principal or as agent, and to the same extent as natural persons might or could do; to enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association or corporation, private, public or municipal, or body politic, or with the Government of the United States, or any state or territory thereof, or any foreign government or municipal corporation or body politic; to exercise all or any of its said powers and own and hold property and to transact business in the State of California and elsewhere within and without the United States; and, for the purpose of attaining or furthering any of its objects, to do any and all other acts and things, and to exercise all or any other powers, which a natural person could do or exercise, which now or hereafter may be authorized by law.

(h) To carry on any other business or businesses not prohibited to domestic life insurance companies, either as principal, partner, or agent, which this corporation deems proper or convenient whether in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its property or business.

The foregoing clauses contained in this statement of purposes shall be construed as purposes, objects and powers, and the statement contained in any clause shall not be limited or restricted in any way by reference to or inference from the terms of any other clause. Each such object, purpose and power shall be regarded as an independent object, purpose or power, and shall be in furtherance and not in limitation of each and/or every other object, purpose and power.

THREE: The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange County.

FOUR: This corporation shall be a nonstock life and disability insurance corporation, conducted for the benefit of its members who shall be the policyholders of the Participating and Non-Participating Life classes.

FIVE:  (There is no article five).

SIX:  (a) The number of the directors of this corporation shall be fifteen (15);

(b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:
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Name                     Address

HARRY J. BAUER           Edison Building, Los Angeles, CA

ASA V. CALL              Pacific Mutual Building, Los Angeles, CA

ANDREW M. CHAFFEY        California Bank Building, Los Angeles, CA

H. S. DUDLEY             19433 Roosevelt Highway, Los Angeles, CA

CAREY GROETEN            1472 Beaudry Blvd., Glendale, CA

GEORGE GUND              The Riverside, Reno, Nevada

H. W. O'MELVENY          433 South Spring St., Los Angeles, CA

T. RUSSELL HARRIMAN      537 South Euclid Ave., Pasadena, CA

ALFRED G. HANN           Pacific Mutual Building, Los Angeles, CA

A. N. KEMP               Pacific Mutual Building, Los Angeles, CA

H. S. MacKAY, Jr.        458 South Spring St., Los Angeles, CA

D. C. McEWEN             Pacific Mutual Building, Los Angeles, CA

HENRY S. McKEE           650 South Spring Street, Los Angeles, CA

LAWRENCE MORGAN          537 Las Palmas, Los Angeles, CA

HENRY M. ROBINSON        Pacific Southwest Bldg., Los Angeles, CA

SEVEN: This corporation expressly reserves the right to amend its articles of incorporation from time to time in such manner and for such purposes as may at the time be permitted by law.

IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation and the persons named hereinabove as the first directors thereof, have executed these articles of incorporation this 21st day of July, 1936.

Harry J. Bauer

Asa V. Call

Andrew M. Chaffey
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H. S. Dudley

Carey Groeten

George Gund

H. W. O'Melveny

T. Russell Harriman

Alfred G. Hann

H. S. MacKay, Jr.

D. C. McEwen

Henry S. McKee

Lawrence Morgan

Henry M. Robinson



STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES

On this 21st day of July, 1936, before me, E. W. MUHSFELD, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared HARRY J. BAUER, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

                                         E. W. MUHSFELD

                                         Notary Public in and for the County of
                                         Los Angeles, State of California. My
                                         Commission expires June 27, 1940.
(Seal)


STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES
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On this 21st day of July, 1936, before me, E. W. MUHSFELD, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared ANDREW M. CHAFFEY, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.

WITNESS my hand and official seal.
                                         E. W. MUHSFELD

                                         Notary Public in and for the County of
                                         Los Angeles, State of California. My
                                         Commission expires June 27, 1940.
(Seal)



STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES

On this 21st day of July, 1936, before me, E. W. MUHSFELD, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared HENRY S. McKEE, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.

WITNESS my hand and official seal.
                                         E. W. MUHSFELD

                                         Notary Public in and for the County of
                                         Los Angeles, State of California. My
                                         Commission expires June 27, 1940.
(Seal)



STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES

On this 21st day of July, 1936, before me, E. W. MUHSFELD, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared HENRY M. ROBINSON, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.

WITNESS my hand and official seal.
                                         E. W. MUHSFELD

                                         Notary Public in and for the County of
                                         Los
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                                         Angeles, State of California.  My
                                         Commission expires June 27, 1940.
(Seal)



STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES

On this 21st day of July, 1936, before me, MILTON A. TAYLOR, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared ASA V. CALL, GEORGE GUND, H. W. O'MELVENY and H. S. MacKAY, JR., known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

WITNESS my hand and official seal.
                                         MILTON A. TAYLOR

                                         Notary Public in and for the County of
                                         Los Angeles, State of California.
(Seal)



STATE OF CALIFORNIA,    ss:
COUNTY OF LOS ANGELES

On this 21st day of July, 1936, before me, E. W. MUHSFELD, a notary public in and for said county and state, residing therein, duly commissioned and sworn, personally appeared H. S. DUDLEY, CAREY GROETEN, T. RUSSELL HARRIMAN, ALFRED G. HANN, A. N. KEMP, D. C. McEWEN and LAWRENCE MORGAN, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

WITNESS my hand and official seal.
                                         E. W. MUHSFELD

                                         Notary Public in and for the County of
                                         Los Angeles, State of California. My
                                         Commission expires June 27, 1940.
(Seal)